UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Prudential Financial, Inc. (the “Company”) was held on May 12, 2015. Shareholders voted as follows on the matters presented for a vote.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas J. Baltimore, Jr.	284,449,693	6,038,635	1,675,273	33,995,363
Gordon M. Bethune	278,169,438	12,300,108	1,693,920	33,995,363
Gilbert F. Casellas	286,034,753	4,420,390	1,708,305	33,995,363
James G. Cullen	276,087,738	13,490,908	2,584,078	33,995,363
Mark B. Grier	287,788,721	2,871,732	1,504,386	33,995,363
Constance J. Horner	275,562,186	14,995,681	1,606,390	33,995,363
Martina Hund-Mejean	288,988,725	1,523,308	1,651,430	33,995,363
Karl J. Krapek	279,239,417	11,209,580	1,714,686	33,995,363
Christine A. Poon	287,210,117	3,329,448	1,624,157	33,995,363
Douglas A. Scovanner	288,984,743	1,442,668	1,737,302	33,995,363
John R. Strangfeld	282,512,254	6,667,455	2,984,425	33,995,363

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015 was approved based upon the following votes:

Votes for approval: 321,199,633

Votes against: 3,612,050

Abstentions: 1,348,905

There were no broker non-votes for this item.

3. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for approval: 237,314,680

Votes against: 51,605,148

Abstentions: 3,244,762

Broker non-votes: 33,995,363

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2015

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Margaret M. Foran
	Name:	Margaret M. Foran
	Title:	Chief Governance Officer, Vice President and Corporate Secretary